EXHIBIT 99.1

March 6, 2009

NORTHERN STATES FINANCIAL REPORTS
 2008 FINANCIAL RESULTS

Despite growth in net interest income, Company reports loss;
 Bank continues to be well-capitalized

WAUKEGAN, IL, March 6, 2009 – Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, an FDIC-insured financial institution, reported that, despite a 15 percent increase to its net interest income for 2008, increases to its provision for loan losses and the required write-down of several of its investment securities resulted in the Company recording a net loss for 2008.

“We believe we have taken the necessary steps to be proactive and conservative in order to address the extraordinary economic conditions we, like so many financial institutions nationwide, are facing,” says NorStates Bank’s President Scott Yelvington.  “Our loan losses stem from business and economic conditions that have caused some of our loan customers to have difficulties in making payments while at the same time the values of real estate used as collateral for these loans have declined. The economy also caused us to recognize some losses on our investment securities.”

The Company’s net loss for 2008 was $9,273,000, or $2.26 per share, as compared with 2007 earnings of $4,388,000, or $1.05 per share.  The loss for 2008 resulted from increases to nonperforming loans and declining values of real estate serving as collateral for these loans as the Company recognized provisions for loan and lease losses of $13.7 million.  Nonperforming loans totaled $37.1 million at year-end 2008 as compared with $12.0 million at year-end 2007.  The increase to nonperforming loans was attributable to the decline in the economy.  Write-downs to the Company’s investment securities totaling $10.5 million also contributed significantly to the 2008 loss.

The Company incurred impairment losses of $2.0 million on Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC) preferred stock that were purchased earlier in 2008 for just over $2.0 million.  This preferred stock became impaired when the U.S. Treasury took over FNMA and FHLMC, suspended dividend payments and began to restructure these entities.  At December 31, 2008, the Company’s carrying value of the FNMA and FHLMC preferred stock was $43,000.

NSFC Press Release
March 6, 2009

In addition, the Company recognized a loss on securities of $8.5 million on bonds consisting of Collateralized Debt Obligations (CDOs).  The loss on the CDOs was due to impairment caused by defaults and deferral of payments by the financial institutions and insurance companies that issued the debt underlying the securities.  The Company based its write-down of the CDOs on cash flow analysis, as the fair value of these securities is not readily determinable by the market. At December 31, 2008, the carrying value of these CDOs after the write-down was $2.3 million.

The fair value of the remaining Company’s investment securities of $100.9 million at December 31, 2008 was $2.4 million over their cost.

The Company’s asset levels remained stable during 2008 as compared with 2007.  Assets at year-end 2008 were $640.7 million as compared with $638.2 million at year-end 2007.  Loans and leases increased $45.1 million during 2008 while investments in securities declined $50.1 million.  Generally, the Company earns higher yields on its loans than on its securities portfolio.  The Company’s deposits increased $19.9 million during 2008 while borrowings declined $4.2 million.  The increases to loans during 2008, while rates paid on deposits and borrowings declined, had a positive effect on net interest income in 2008.

For the three months ended December 31, 2008, the Company posted a loss of $7,543,000, or $1.85 per share, compared with net income of $1,231,000, or $.29 per share for the fourth quarter of 2007.  During the fourth quarter of 2008, the Company realized an impairment loss on securities of $8.4 million.  Contributing to the fourth quarter 2008 loss was a $5.5 million provision for loan losses as compared with $539,000 during the same quarter of 2007 due to increased levels of nonperforming loans.  During the fourth quarter 2008, $1.1 million of loan interest income was reversed as the Company placed nonperforming loans on nonearning status.

The capital levels of NorStates Bank at December 31, 2008, continued to exceed federal banking agencies’ requirements to be considered “Well Capitalized.”  The Bank’s leverage ratio of Tier 1 capital to average assets was 7.70 percent while its Tier 1 capital to total assets and total capital to assets ratios, on a risk-adjusted basis, were 9.19 percent and 10.45 percent, respectively, at December 31, 2008, exceeding the required regulatory levels of 5.00 percent, 6.00 percent and 10.00 percent in order to be “Well Capitalized” for capital adequacy purposes.

Subsequent to year-end, the Company was identified by the US Treasury as a viable bank holding company and was the recipient of $17.2 million through the US Treasury’s TARP Capital Purchase Program.  This has further enhanced the Company’s capital position and provides additional funds to be deployed throughout Lake County, Illinois by the Company’s NorStates Bank subsidiary to spur local economic recovery.

About Northern States Financial Corporation

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois.  NorStates Bank is the successor to financial institutions dating to 1919.  NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

NSFC Press Release
March 6, 2009

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted.  The Company undertakes no obligation to update these forward-looking statements in the future.  Factors that could have a material adverse effect on the Company’s operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, a continued
increase in nonperforming loans, uncertainty regarding the Company’s ability to ultimately recover on loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements.

NSFC Press Release
March 6, 2009

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Year ended December 31:	2008	2007
Net Income	$(9,273)	$4,388
Basic Earnings Per Share	$(2.26)	$1.05
Return on Average Assets	-1.43%	.66%
Return on Average Equity	-13.09%	6.06%
Yield on Interest Earning Assets	5.74%	6.16%
Cost of Interest Bearing Liabilities	2.68%	3.78%
Net Interest Spread	3.06%	2.38%
Net Yield on Interest Earning Assets	3.49%	2.96%

Quarter ended December 31:	2008	2007
Net Income	$(7,543)	$1,231
Basic Earnings Per Share	$(1.85)	$0.29
Return on Average Assets	-4.49%	.76%
Return on Average Equity	-43.96%	6.71%
Yield on Interest Earning Assets	4.93%	6.45%
Cost of Interest Bearing Liabilities	2.47%	3.60%
Net Interest Spread	2.46%	2.85%
Net Yield on Interest Earning Assets	2.82%	3.44%

NSFC Press Release
March 6, 2009

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	Dec. 31, 2008	Dec. 31, 2007

Total Assets	$640,719	$638,156
Total Loans and Leases	480,812	435,734
Total Deposits	500,821	480,959
Total Stockholders’ Equity	61,614	73,454
Nonperforming Loans and Leases	37,066	11,982
Impaired Loans	43,756	10,742
Nonperforming Loans and Leases to Total Loans and Leases	7.71%	2.75%
Other Real Estate Owned	10,575	2,857
Book Value per Share	$15.13	$17.58
Number of Shares Outstanding	4,072,255	4,178,105

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1	December 1	Total

2003	$.54	$.54	$1.08
2004	.55	.55	1.10
2005	.55	.07	.62
2006	.30	.35	.65
2007	.35	.37	.72
2008	.40	.00	.40

For Additional Information, Contact:
Scott Yelvington, Executive Vice President (847) 244-6000 Ext. 201
Websites: www.NorStatesBank.com
              www.nsfc.net

NSFC Press Release
March 6, 2009

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
($ 000s) (Unaudited)
	December 31,	December 31,
	2008	2007
Assets
Cash and due from banks	$14,108	$14,273
Interest bearing deposits in financial institutions - maturities less than 90 days	242	180
Federal funds sold	7,518	9,181
Total cash and cash equivalents	21,868	23,634
Securities available for sale	103,194	153,277
Loans and leases	480,812	435,734
Less: Allowance for loan and lease losses	(10,402)	(4,606)
Loans and leases, net	470,410	431,128
Federal Home Loan Bank stock	1,757	1,445
Office buildings and equipment, net	9,916	9,198
Other real estate owned	10,575	2,857
Goodwill	9,522	9,522
Core deposit intangible assets	926	1,390
Accrued interest receivable and other assets	12,551	5,705
Total assets	$640,719	$638,156

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Demand - noninterest bearing	$57,313	$60,015
Interest bearing	443,508	420,944
Total deposits	500,821	480,959
Securities sold under repurchase agreements	42,574	66,797
Federal Home Loan Bank advance	20,000	0
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	1,011	1,066
Accrued interest payable and other liabilities	4,699	5,880
Total liabilities	579,105	564,702

Stockholders’ Equity
Common stock (Par value $0.40 per share, authorized 6,500,000 shares, issued 4,472,255 shares at December 31, 2008 and 2007)	1,789	1,789
Additional paid-in capital	11,584	11,584
Retained earnings	56,082	66,983
Treasury stock, at cost (400,000 shares in 2008 and 294,150 in 2007)	(9,280)	(7,202)
Accumulated other comprehensive income (loss)	1,439	300
Total stockholders’ equity	61,614	73,454
Total liabilities and stockholders’ equity	$640,719	$638,156

NSFC Press Release
March 6, 2009

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Twelve and three months ended December 31, 2008 and 2007
($ 000s, except per share data) (Unaudited)
	Twelve months ended		Three months ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2008	2007	2008	2007
Interest income
Loans (including fee income)	$27,820	$27,789	$6,235	$7,334
Securities
Taxable	6,490	9,509	1,353	2,247
Exempt from federal income tax	452	311	105	97
Federal funds sold and other	112	812	21	61
Total interest income	34,874	38,421	7,714	9,739
Interest expense
Time deposits	10,081	12,112	2,540	2,907
Other deposits	1,687	3,607	399	766
Repurchase agreements and federal funds purchased	1,110	3,456	188	736
Federal Home Loan Bank advances	347	205	58	0
Subordinated debentures	570	680	137	174
Total interest expense	13,795	20,060	3,322	4,583
Net interest income	21,079	18,361	4,392	5,156
Provision for loan and lease losses	13,663	81	5,534	539

Net interest income after provision for loan and lease losses	7,416	18,280	(1,142)	4,617
Noninterest income
Service fees on deposits	2,571	2,847	618	754
Trust income	798	794	179	183
Gain (loss) on sales of other real estate owned	0	(8)	0	0
Gain (loss) on sale of securities	40	0	0	0
Impairment loss on securities	(10,541)	0	(8,361)	0
Other operating income	1,087	1,405	264	305
Total noninterest income	(6,045)	5,038	(7,300)	1,242
Noninterest expense
Salaries and employee benefits	8,082	8,600	1,650	2,054
Occupancy and equipment, net	2,433	2,309	632	518
Data processing	1,705	1,564	427	348
Legal	463	439	159	68
Audit and professional	1,263	1,145	266	228
Amortization of intangible assets	464	464	116	116
Printing and supplies	306	403	76	100
Write-down of other real estate owned	44	0	44	0
Other operating expenses	2,169	1,906	581	512
Total noninterest expense	16,929	16,830	3,951	3,944
Income before income taxes	(15,558)	6,488	(12,393)	1,915
Provision for income taxes	(6,285)	2,100	(4,850)	684
Net income	$(9,273)	$4,388	$(7,543)	$1,231

Earnings per share	$(2.26)	$1.05	$(1.85)	$0.29